Exhibit 10.11

FORM OF
third party PROPERTY MANAGEMENT AGREEMENT

This PROPERTY MANAGEMENT AGREEMENT (this “Management Agreement”) is made and entered into as of this [∙] of [∙], 20[∙], by and among [∙] (“Owner”), and POSTAL REALTY MANAGEMENT TRS, LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, Owner desires to retain Manager to manage real estate properties owned by Owner as set forth on Exhibit A hereto (individually a “Property”, and collectively, the “Properties”) upon the terms and subject to the conditions set forth in this Management Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree, as follows:

ARTICLE I
DEFINITIONS

Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Management Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:

1.1           “Account” has the meaning set forth in Section 2.5.

1.2           “Affiliate” means, except as otherwise provided herein, with respect to any Person, any other Person which, at the time of determination, directly or indirectly controls, is controlled by or is under common control with, such Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person through the ownership of voting securities, by contract or otherwise.

1.3           “Agreement” means any loan agreement, mortgage, indenture, deed of trust, lease, sublease, contract, covenant, plan, insurance policy or other agreement, instrument, arrangement, obligation, understanding or commitment, permit, concession, franchise or license, whether oral or written, expressed or implied.

1.4           “Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York, New York generally are authorized or required by Law or regulation to close.

1.5           “Claim” means any threatened, pending or completed claim, action, suit, litigation, arbitration, alternative dispute resolution mechanism, investigation, hearing or any other proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, regulatory, investigative or other, or any inquiry or investigation that might lead to the institution of any such claim, action, suit, litigation or other proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, regulatory, investigative or other.

1.6           “Construction Work” has the meaning set forth in Section 5.2.

1.7           “Contracts” has the meaning set forth in Section 3.2(d).

1.8           “Damages” means any and all costs, losses, damages, Liabilities, obligations, lawsuits, deficiencies, Claims, demands, penalties, assessments, fines, return of any consideration, Judgments, arbitration awards, indemnification payments, reasonable costs and reasonable expenses, of any nature whatsoever, reasonable costs and reasonable expenditures required or incurred to comply with any Judgment, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing. All Damages shall be calculated on a pre-Tax basis, without reduction or other adjustment for any Tax consequences arising out of the payment of such Damages.

1.9           “Equity Interests” means (i) with respect to a corporation, as determined under the Laws of the jurisdiction of organization of such entity, shares of capital stock (whether common, preferred or treasury), (ii) with respect to a partnership, limited liability company, limited liability partnership or similar Person, as determined under the Laws of the jurisdiction of organization of such entity, units, interests, or other partnership or limited liability company interests, or (ii) any other equity ownership.

1.10          “GAAP” means United States generally accepted accounting principles in effect on the Original Effective Date, consistently applied.

1.11         “Governmental Authority” means any United States or other international, national, state or local government, any political subdivision thereof or any other governmental, judicial, public or statutory instrumentality, authority, body, agency, department, bureau, commission or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any arbitrator with authority to bind a party at law, including, for the avoidance of doubt and without limitation, the United States Postal Service.

1.12         “Gross Revenues” means all amounts actually collected as rents or other charges for the use and occupancy of the Properties, but excluding (i) interest and other investment income of Owner, (ii) proceeds received by Owner from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of Owner, and (iii) proceeds received by Owner from any financing.

1.13         “Improvements” means any buildings, structures and equipment from time to time located on a Property and all parking and public common areas located on a Property.

1.14         “Indemnified Parties” has the meaning set forth in Section 6.5(a).

1.15        “Judgments” means any judgments, injunctions, orders, decrees, writs, rulings, stipulations, consents, settlements, or awards of any court or other judicial authority or any other Governmental Authority.

1.16         “Laws” means all laws, statutes, by-laws, ordinances, rules, regulations, common law or Judgments of any Governmental Authority.

1.17         “Lease” means, unless the context otherwise requires, any lease or sublease made by Owner or by its predecessor, as landlord, with respect to a Property.

1.18         “Licensing Claim” shall mean any Claim that Manager does not possess a real estate brokerage or similar license required by any Law in connection with services provided by the Manager or its employees to Owner, or any Claim that arises from or relates to the foregoing.

1.19         “Liabilities” means any liability, indebtedness, guaranty, assurance, commitment, claim, loss, damage, deficiency, assessment, obligation or responsibility, whether fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued or unaccrued, absolute, known or unknown, contingent or unmatured, liquidated or unliquidated, asserted or unasserted, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be stated in financial statements or disclosed in the notes thereto.

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1.20         “Losses” has the meaning set forth in Section 6.5(a).

1.21         “Management Agreement” has the meaning set forth in the Preamble.

1.22         “Management Fees” has the meaning set forth in Section 5.1.

1.23         “Manager” has the meaning set forth in the Preamble.

1.24         “Notice” has the meaning set forth in Section 8.1.

1.25         “Effective Date” means [∙].

1.26         “Oversight Fee” has the meaning set forth in Section 5.1.

1.27         “Owner” means [∙].

1.28          “Person” means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

1.29         “Properties” means the properties described on Exhibit A hereto. “Property” shall have the correlative meaning. For the avoidance of doubt, if at any time Owner ceases to own any interest in a Property, it shall no longer be considered a “Property” for the purposes of this Management Agreement.

1.30         “Proprietary Properties” means all modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the duties set forth in Article II that relate to management advice, services and techniques regarding current and potential Properties, and all modifications, enhancements and derivative works of the foregoing.

1.31         “Tax Return” means any report, return (including information return), election, document, estimated tax filing, declaration or other filing required to be supplied to any taxing or other Governmental Authority with respect to Taxes, including any amendments thereto.

1.32         “Taxes” shall mean all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service and use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments and (ii) any Liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group.

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ARTICLE II
APPOINTMENT AND STATUS OF MANAGER; SERVICES TO BE PERFORMED

2.1           Appointment of Manager. Owner hereby engages and retains Manager as the manager and as tenant coordinating agent of the Properties, and Manager hereby accepts such appointment on the terms and conditions hereinafter set forth; it being understood that this Management Agreement shall cause Manager to be, at law, Owner’s agent upon the terms contained herein.

2.2           [Reserved].

2.3           General Duties. Manager shall devote its commercially reasonable efforts to performing its duties hereunder to manage, operate and maintain the Properties. The services of Manager are to be of scope and quality not less than those generally performed by professional property managers of other similar properties in that geographic area.

2.4           Specific Duties. In addition to the specific authority granted to Manager by Owner pursuant to Article III of this Management Agreement, but subject to the terms hereof, Manager’s duties include the following:

(a)          Lease Obligations. Manager shall perform all duties of the landlord under all Leases insofar as such duties relate to operation, maintenance, and day-to-day management. Manager shall also cause to be provided, at Owner’s expense, all services normally provided to tenants of like premises, including where applicable and without limitation, gas, electricity or other utilities required to be furnished to tenants under Leases, normal repairs and maintenance, and cleaning and janitorial service.

(b)          Permits; Notice of Violations. At Owner’s request and cost and expense, Manager shall use commercially reasonable efforts to obtain required permits for each Property and take all commercially reasonable steps to ensure compliance in all material respects with applicable Laws. Manager shall forward to Owner promptly upon receipt, all notices of violation or other notices from any governmental authority, and board of fire underwriters or any insurance company, and shall make such recommendations regarding compliance with any notice as Manager believes is appropriate.

(c)          Technology Use and Support. Manager shall utilize the software and technology platforms that it believes are appropriate in connection with fulfilling its duties under this Management Agreement. In addition, Manager shall provide technical support and maintenance with respect to any technology used in the maintenance, operation, management and leasing of the Properties.

2.5           The Account. Manager shall establish and maintain a separate checking account (the “Account”) into which all rent and other monies collected from tenants shall be deposited. All monies deposited from time to time in the Account shall be deemed to be trust funds and shall be and remain the property of Owner and shall be withdrawn and disbursed by Manager for the account of Owner only as expressly permitted by this Management Agreement. No monies collected by Manager on Owner’s behalf shall be commingled with funds of Manager. The Account shall be maintained, and monies shall be deposited therein and withdrawn therefrom, in accordance with the following:

(a)          All sums received from rents and other income from the Properties shall be promptly deposited by Manager in the Account. Manager may endorse any and all checks received in connection with the operation of any Property and drawn to the order of Owner, and Owner shall, upon request by Manager, furnish Manager’s depository with an appropriate authorization for Manager to make such endorsement. Manager shall have the right to designate two or more persons who shall be authorized to draw against the Account, but only for purposes authorized by this Management Agreement.

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(b)          All sums due to Manager hereunder, whether (i) for compensation, (ii) reimbursement for expenditures approved by Owner or (iii) permitted under Section 2.6(c) shall be a charge against the operating revenues of the Properties and shall be paid or withdrawn by Manager or Owner from the Account prior to the making of any other disbursements therefrom.

(c)          By the [∙] day after the end of each month, Manager shall forward to Owner all monies contained in the Account other than a reserve of $[∙] and any other amounts otherwise provided in the budget for the relevant property which shall remain in the Account.

Notwithstanding the foregoing provisions of this Section 2.5, Manager hereby acknowledges that (A) Owner may obtain one or more mortgage loans secured by one or more of the Properties and (B) Manager will act in conformity with the commercially reasonable provisions of the documents evidencing or securing such mortgage loans, provided that Manager has been furnished copies of all relevant loan documents that purport to impose obligations upon Manager. For the avoidance of doubt, neither this Management Agreement nor the rights of Manager under this Management Agreement shall be subordinated to any future mortgage loans secured by one or more of the Properties or any renegotiation, amendment, or other modification to any such existing mortgage loans, in each case, without the prior written consent of Manager, which consent may be withheld or granted in Manager’s sole discretion.

Notwithstanding the forgoing provisions of this Section 2.5, Manager shall not have the duties and responsibilities set forth in this Section 2.5 to the extent Owner performs the respective activity or function contemplated by this Section 2.5.

2.6           Accounting, Records and Reports.

(a)          Records. Manager shall maintain the necessary books and records in connection with the maintenance and operation of the Properties, including but not limited to, copies of invoices, leases, billing records, recovery calculations and budget data. Owner and persons designated by Owner shall at all reasonable time have access to and the right to audit and make independent examinations of such records, books and accounts and all vouchers, files and all other material pertaining to the Properties and this Management Agreement, all of which Manager agrees to keep safe, available and separate from any records not pertaining to the Properties, at a place recommended by Manager and approved by Owner.

(b)          Copies of Contracts. Manager shall provide the original copies of all contracts entered into by Manager on behalf of Owner during such period, if requested by Owner upon 15 days’ prior written notice.

(c)          Additional Costs. Manager will not incur any costs with respect to any Property except for reasonable costs incurred in emergency situations in which action is immediately necessary for the preservation or safety of the Property, or for the safety of occupants or other persons (or to avoid the suspension of any necessary service of the Property) or as otherwise required in this Management Agreement.

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ARTICLE III
AUTHORITY GRANTED TO MANAGER AND CERTAIN OWNER OBLIGATIONS

3.1           Authority As To Tenants, Etc. Owner agrees and does hereby give Manager the following authority and powers (all of which, unless otherwise provided herein, shall be exercised either as Manager for Owner, or in the name of Owner entered into by Manager as Owner’s authorized agent, and Owner shall assume all expenses in connection with such matters):

(a)          to advertise each Property or any part thereof and to display signs thereon, as permitted by law and subject to the terms and conditions of the Leases;

(b)          to collect from tenants all or any of the following: a late rent administrative charge, a non-negotiable check charge, a subleasing administrative charge or broker’s commission;

(c)          with Owner’s prior written authorization, to terminate tenancies and to sign and serve in the name of Owner of each Property such notices related thereto as are deemed necessary by Manager; and

(d)          with Owner’s prior written authorization, to sue for and in the name of Owner and recover rent and other sums due; and to settle, compromise, and release such actions or suits, or reinstate such tenancies. All expenses of litigation that Manager participates in, at Owner’s prior written request, including, but not limited to, attorneys’ fees, filing fees and court costs that Manager shall incur in connection with the collecting of rent and other sums, or to recover possession of any Property or any portion thereof, shall be deemed to be an operational expense of the Property. Manager and Owner shall concur on the selection of the attorneys to handle such litigation.

3.2           Operational Authority. Owner agrees and does hereby give Manager the following authority and powers (all of which, unless otherwise provided herein, shall be exercised either as Manager for Owner, or in the name of Owner entered into by Manager as Owner’s authorized agent, and, unless otherwise provided herein, Owner shall assume all expenses in connection with such matters:

(a)          to hire, supervise, discharge, and pay all labor required for maintenance of each Property, including but not limited to on-site personnel, managers, assistant managers, leasing consultants, engineers, janitors, maintenance supervisors and other employees required for the operation and maintenance of the Property, including personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Property; provided, however, that Manager shall not hire any new personnel, unless the cost and expenses related to such new personnel or previously approved by Owner in writing. Any personnel hired by Manager to maintain and lease the Properties shall be the employees of Manager or independent contractors . Manager shall use due care in selecting and supervising these employees or independent contractors. With respect to these employees, Manager shall be responsible for maintaining timekeeping records, processing regular payroll, filing payroll tax reports on a timely basis, ensuring compliance with wage and tax laws and tracking benefit hours and garnishments and child support orders. All expenses of these employees’ employment shall be deemed operational expenses of the Property.

(b)          to perform the duties assigned to Manager in Section 2.4(b);

(c)          to administer any Leases;

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(d)          to prepare, negotiate and enter into, as Manager of the Property, (i) contracts for all items on budgets that have been approved by Owner, any emergency services or repairs for items not exceeding $[∙], (ii) appropriate service agreements and labor agreements for normal operation of the Property, (iii) agreements for all budgeted maintenance, minor alterations, and utility services, including, but not limited to, electricity, gas, fuel, water, telephone, window washing, scavenger service, landscaping, snow removal, pest exterminating, decorating and legal services, in connection with the Leases and relating to the Property and (iv) any other service agreements as Manager may reasonably consider appropriate, consistent with past practice (collectively, the “Contracts”); and

(e)          to purchase supplies and pay all bills as permitted under Section 2.6.

Manager shall use its commercially reasonable efforts to obtain the foregoing services and utilities for each Property on terms consistent with, or substantially similar to, those available to similar postal properties in the geographic region in which the Property is located. Owner hereby appoints Manager as Owner’s authorized Manager for the purpose of executing, as Manager for said Owner, all Contracts. Manager shall secure the approval of, and execution of appropriate Contracts by, Owner for any non-budgeted and non-emergency/contingency capital items, alterations or other expenditures in excess of $[∙] for any one item. Manager shall have the right from time to time during the term hereof, to contract with and make purchases from Affiliates of Manager, provided that contract rates and prices are no less favorable to Owner than those available from unaffiliated third parties. Manager may at any time and from time to time request and receive the prior written authorization of Owner of the Property of any one or more purchases or other expenditures, notwithstanding that Manager may otherwise be authorized hereunder to make such purchases or expenditures.

3.3           Rent and Other Collections. Owner agrees and does hereby give Manager the authority and powers (all of which, unless otherwise provided herein, shall be exercised either as Manager for Owner, or in the name of Owner entered into by Manager as Owner’s authorized agent, and Owner shall assume all expenses in connection with such matters) to collect rents, assessments and other items, including but not limited to tenant payments for real estate taxes, property liability and other insurance, damages and repairs, common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges, proceeds of rental interruption insurance, parking fees, income from coin operated machines and other miscellaneous income, due or to become due and give receipts therefor and to deposit all such Gross Revenue collected hereunder in the Account. Manager shall also have the authority to collect and handle tenants’ security deposits, including the right to apply such security deposits to unpaid rent, and to comply, on behalf of Owner of the Property, with applicable state or local laws concerning security deposits and interest thereon, if any.

3.4           Advances. Manager shall not be required to advance any monies for the care or management of any Property, but Owner agrees to advance all monies necessary therefor. If Manager shall elect to advance any money in connection with a Property, Owner agrees to reimburse Manager within 30 days, and hereby authorizes Manager to deduct such advances from any monies due Owner. In connection with any insured losses or damages relating to any Property, Manager and Owner shall each reasonably cooperate with respect to all steps necessary regarding any such claim. Manager will not make any adjustments or settlements in excess of $[∙] without Owner’s prior written consent.

3.5           Payment of Expenses. Owner agrees and does hereby give Manager the authority and power (all of which shall be exercised either as Manager for Owner, or in the name of Owner entered into by Manager as Owner’s authorized agent, and Owner shall assume and be responsible for all expenses in connection with such matters; provided, however, that Owner will not assume or be responsible for any costs or expenses that have not been previously approved by Owner in writing (including, without limitation, as set forth herein), or (z) are not permitted under Section 2.6(c)) to pay all expenses of the Property, including utility and water charges, sewer rent and assessments, from the Gross Revenue collected in accordance with Section 3.3 above, subject to any lender requirements, from the Account. All bills shall be paid by Manager within the time required to obtain discounts, if any. Owner may from time to time request that Manager forward certain bills to Owner promptly after receipt, and Manager shall comply with any such request. All expenses shall be billed at net cost (i.e., less all rebates, commissions, discounts and allowances, however designed).

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It is understood that the Gross Revenue will be used first to pay the compensation to Manager as contained in Article V below, then operational expenses and then any mortgage indebtedness, including real estate tax and insurance impounds, but only as directed by Owner in writing and only if sufficient Gross Revenue is available for such payments. Nothing in this Management Agreement shall be interpreted in such a manner as to obligate Manager to pay from Gross Revenue, any expenses incurred by Owner prior to the commencement of this Management Agreement, except to the extent Owner advances additional funds to pay such expenses.

3.6           Environmental Matters. Owner hereby warrants and represents to Manager that to the best of Owner’s knowledge, no Property has been or will be used to treat, deposit, store, dispose of or place any hazardous substance that may subject Manager to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public authority or official thereof, having or claiming to have jurisdiction thereover.

3.7           Legal Status of Properties. Owner represents that to the best of its knowledge each Property and any equipment thereon complies with all legal requirements and authorizes Manager to disclose the identity of the Owner of the Property to any governmental or regulatory officials. In the event it is alleged or charged that any Improvement or any equipment on a Property or any act or failure to act by Owner with respect to the Property or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and Manager, in its sole and absolute discretion, considers that the action or position of Owner, with respect thereto may result in damage or liability to Manager, Manager shall have the right to stop providing services with respect to such Property at any time by written cancellation notice to Owner of its election so to do, which cancellation shall be effective upon the service of such notice. Such cancellation shall not (a) terminate this Management Agreement, (b) release the indemnities of Owner set forth in this Management Agreement or (c) terminate any liability or obligation of Owner to Manager for any payment, reimbursement, or other sum of money then due and payable to Manager hereunder.

3.8           Extraordinary Payments. Owner agrees to give adequate advance written notice to Manager if Owner desires that Manager make any extraordinary payment, out of Gross Revenue, to the extent funds are available after the payment of Manager’s compensation as provided for herein and all operational expenses, of mortgage indebtedness, general taxes, special assessments, or insurance premiums.

ARTICLE IV
EXPENSES

4.1           Owner’s Expenses. Except as otherwise specifically provided, all costs and expenses incurred hereunder by Manager in fulfilling its duties to Owner, other than wages and other employee-related expenses of Manager shall be for the account of and on behalf of Owner. All costs and expenses for which Owner is responsible under this Management Agreement shall be paid by Manager out of the Account. In the event the Account does not contain sufficient funds to pay all said expenses, Owner shall fund all sums necessary to meet such additional costs and expenses.

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4.2           Manager’s Expenses. Manager shall, out of its own funds, pay all of its general overhead and administrative expenses.

ARTICLE V
MANAGER’S COMPENSATION

5.1           Management Fees. Owner shall pay to Manager property management fees in an amount equal to [∙] percent ([∙]%) of Gross Revenues (the “Management Fees”) on a monthly basis; provided, however, the Management Fees shall not be less than the following amounts for any Property on a monthly basis:

5.2           Audit Adjustment. If any audit of the records, books or accounts relating to the Properties discloses an overpayment or underpayment of Management Fees, Owner or Manager shall promptly pay to the other party the amount of such overpayment or underpayment, as the case may be. If such audit discloses an overpayment of Management Fees for any fiscal year of more than the correct Management Fees for such fiscal year, Manager shall bear the cost of such audit.

ARTICLE VI
INSURANCE AND INDEMNIFICATION

6.1           Insurance to be Carried.

(a)          Manager shall obtain and keep in full force and effect insurance liability policies that shall provide sufficient insurance satisfactory to both Owner and Manager consistent with past practice and shall contain waivers of subrogation for the benefit of Owner.

(b)          Manager shall obtain and keep in full force and effect, in accordance with the laws of the state in which each Property is located, employer’s liability insurance applicable to and covering all employees of Manager at the Properties and all persons engaged in the performance of any work required hereunder, and Manager shall furnish Owner certificates of insurers naming Owner as an additional insured and evidencing that such insurance is in effect. If any work under this Management Agreement is subcontracted as permitted herein, Manager shall include in each subcontract a provision that the subcontractor shall also furnish Owner with such a certificate.

6.2           Insurance Expenses. Premiums and other expenses of such insurance, as well as any applicable payments in respect of deductibles shall be borne by Owner.

6.3           Cooperation with Insurers. Manager shall cooperate with and provide reasonable access to the Properties to representatives of insurance companies and insurance brokers or agents with respect to insurance that is in effect or for which application has been made. Manager shall use its best efforts to comply with all requirements of insurers.

6.4           Accidents and Claims. Manager shall promptly investigate and shall report in detail to Owner all accidents, claims for damage relating to Ownership, operation or maintenance of the Properties, and any damage or destruction to the Properties and the estimated costs of repair thereof, and shall prepare for approval by Owner all reports required by an insurance company in connection with any such accident, claim, damage, or destruction. Such reports shall be given to Owner promptly consistent with past practice. Manager and Owner shall cooperate with respect to settling any claim against an insurance company arising out of any policy. Manager will not settle any claim related to a Property against an insurance company arising out of any policy and, in connection with any such claim, will not execute proofs of loss and adjustments of loss and to collect and receipt for loss proceeds.

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6.5           Indemnification.

(a)           Indemnification of Manager. Owner agrees to indemnify, defend, protect, save and hold harmless Manager and its stockholders, partners, members, officers, directors, employees, managers, successors and assigns (collectively, the “Indemnified Parties”) from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever (collectively, “Losses”) in connection with or in any way related to (i) any Contract, (ii) each Property, including any past, current or future allegations regarding treatment, depositing, storage, disposal or placement by any party other than Manager of hazardous substances on the Property, from liability for damage to each Property and injuries to or death of any person whomsoever, and damage to Property, and from liability arising out of or related to a Property that Owner has abandoned or ceased funding operating shortfalls and (iii) the willful misconduct, gross negligence or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of Owner, or the failure of Owner to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice; provided, however, that the indemnification and exculpation shall not extend to any such Losses arising out of the willful misconduct, gross negligence or unlawful acts (the unlawfulness having been adjudicated by a court of proper jurisdiction) of Manager, its agents, servants, or employees; provided, further, that the indemnification and exculpation shall be limited to the extent that Manager recovers insurance proceeds with respect to that matter. Manager shall not be liable for any error of judgment or for any mistake of fact or law, or for anything that it may do or refrain from doing, except in cases of willful misconduct, gross negligence or unlawful acts (the unlawfulness having been adjudicated by a court of proper jurisdiction).

(b)          Indemnification of Owner. Manager agrees to indemnify, defend, protect, save and hold harmless Owner and its stockholders, partners, members, officers, directors, employees, managers, successors and assigns from any and all Losses for any injury or damage to any person or property whatsoever for which Manager is responsible occurring in, on, or about the Properties, including, without limitation, the Improvements, when the injury or damage shall be caused by the willful misconduct, gross negligence or unlawful acts (the unlawfulness having been adjudicated by a court of proper jurisdiction) of Manager, its agents, servants, or employees, except to the extent that Owner recovers insurance proceeds with respect to such matter.

ARTICLE VII
TERM AND TERMINATION

7.1           Term. This Management Agreement shall commence on the Effective Date and shall continue with respect to each Property until [∙], subject to automatic renewals of additional successive one-year periods unless either the Owner or the Manager provides at least [∙] days’ advance notice of non-renewal or (y) Owner’s sale of the Property.

7.2           Manager’s Obligations Upon Termination. Upon termination of this Management Agreement, Manager shall cooperate with Owner and take all reasonable steps requested by Owner to make an orderly transition of the Manager’s services, including without limitation:

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(a)          Manager shall deliver to Owner or its designee, all books and records with respect to the Properties.

(b)          Manager shall transfer and assign to Owner, or its designee, all service contracts and personal property relating to or used in the operation and maintenance of the Properties, except personal property paid for and owned by Manager. Manager shall also, for a period of [∙] days immediately following the date of such termination, make itself available to consult with and advise Owner, or its designee, regarding the operation, and maintenance of the Properties.

(c)          Manager shall render to Owner an accounting of all funds of Owner in its possession and shall deliver to Owner a statement of all Management Fees claimed to be due to Manager and shall cause funds of Owner held by Manager relating to the Properties to be paid to Owner or its designee.

7.3           Owner’s Obligations Upon Termination. Upon termination of this Management Agreement, Owner shall cooperate with Manager and take all reasonable steps to make an orderly transition of the Manager’s services to Owner or Owner’s designee, including without limitation:

(a)          Owner shall pay or reimburse Manager for any sums of money due Manager under this Management Agreement for services and expenses prior to termination of this Management Agreement. The parties understand and agree that Manager may withhold funds for [∙] days after the end of the month in which this Management Agreement is terminated to pay bills previously incurred but not yet invoiced and to close accounts. Should the funds withheld be insufficient to meet the obligation of Manager to pay bills previously incurred, Owner will, upon demand, advance sufficient funds to Manager to ensure fulfillment of Manager’s obligation to do so, within 10 days of receipt of notice and an itemization of such unpaid bills.

(b)          Owner shall assume in writing all obligations under all Contracts entered into by Manager, on behalf of Owner of the Property and in accordance with this Management Agreement, upon termination of this Management Agreement.

ARTICLE VIII
MISCELLANEOUS

8.1           Notices. Any notice, report, approval, authorization, waiver, consent or other communication (each, a “Notice”) required or permitted to be given hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service that obtains a receipt, provided such receipt is obtained, and provided further that the deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by electronic mail, provided a read receipt is delivered to the sender, in each case provided such communication is addressed to the intended recipient thereof as set forth below:

If to Owner, to:

[∙]

If to Manager:

Postal Realty Management TRS, LLC
75 Columbia Avenue

Cedarhurst, NY 11516
Attention: Jeremy Garber

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Either party shall, as soon as reasonably practicable, give Notice in writing to the other party of a change in its address for the purposes of this Section 8.1. The failure of any Party to give notice shall not relieve any other Party of its obligations under this Management Agreement except to the extent that such Party is actually prejudiced by such failure to give notice.

8.2           Governing Law: Venue. This provisions of this Management Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and venue for any action brought with respect to any claims arising out of this Management Agreement shall be brought exclusively in the borough of Manhattan.

8.3           Assignment.

(a)          Neither this Management Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred, delegated or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by operation of law, merger, sale of stock, sale of assets or otherwise), by Manager without the prior written consent of Owner. Notwithstanding the foregoing, (i) Manager  may, without the prior consent of Owner, assign, transfer, delegate or otherwise dispose of, this Management Agreement, or any of its rights, interests or obligations hereunder to any Affiliate of the Manager, in whole or in part; provided, however, that such Affiliate remains an Affiliate of the Manager at all times following such assignment, transfer, delegation or other disposition and (if this Management Agreement is in whole assigned, transferred, delegated or disposed to such an Affiliate) signs a joinder agreement and is bound hereunder, but no such assignment, transfer, delegation or other disposition shall relieve Manager of any of its obligations hereunder.  Any purported assignment, transfer, delegation or disposition by Manager in violation of this Section 8.3 shall be null and void ab initio.

(b)           Subject to the foregoing, Owner acknowledges and agrees that any or all of the duties of Manager as contained herein may be delegated pursuant to this Section 8.3(b) by Manager and performed by a person or entity (“Submanager”) with whom Manager contracts for the purpose of performing such duties. Owner specifically grants Manager the authority to enter into such a contract with a Submanager; provided, however, that, unless Owner otherwise agrees in writing with such Submanager, Owner shall have no liability or responsibility to any such Submanager for the payment of the Submanager’s fee or for reimbursement to the Submanager of its expenses or to indemnify the Submanager in any manner for any matter. Any contract entered into between Manager and a Submanager pursuant to this Section 8.3 shall be consistent with the provisions of this Management Agreement, except to the extent Owner otherwise specifically agrees in writing. This Management Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

8.4           No Waiver. The failure of Owner to seek redress for violation or to insist upon the strict performance of any covenant or condition of this Management Agreement shall not constitute a waiver thereof for the future.

8.5           Amendments. This Management Agreement may be amended only by an instrument in writing signed by the party against whom enforcement of the amendment is sought.

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8.6           Headings. The titles and headings of sections and subsections contained in this Management Agreement are for convenience only, and they neither form a part of this Management Agreement nor are they to be used in the construction or interpretation hereof.

8.7           Counterparts. This Management Agreement may be executed with counterpart signature pages or in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Management Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

8.8           Facsimile Signatures. A facsimile or other electronic signature on the signature pages hereto shall for all purposes be deemed an original and shall bind the signor as if such facsimile or other electronic signature were an original.

8.9           Entire Agreement. Subject to express references to past practices contained herein, this Management Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

8.10         Disputes. If there shall be a dispute between Owner and Manager relating to this Management Agreement resulting in litigation, the prevailing party in such litigation shall be entitled to recover from the other party to such litigation such amount as the court shall fix as reasonable attorneys’ fees.

8.11         Activities of Manager. The obligations of Manager pursuant to the terms and provisions of this Management Agreement shall not be construed to preclude Manager from engaging in other activities or business ventures, whether or not such other activities or ventures are in competition with Owner or the business of Owner.

8.12         Independent Contractor. Manager and Owner shall not be construed as joint venturers or partners of each other pursuant to this Management Agreement, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of Manager to Owner under this Management Agreement is that of an independent contractor.

8.13         No Third-Party Rights. Nothing expressed or referred to in this Management Agreement will be construed to give any Person other than the parties to this Management Agreement any legal or equitable right, remedy or claim under or with respect to this Management Agreement or any provision of this Management Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to Section 8.3.

8.14         Licensing Claims. Owner shall not (i) bring or cause to be brought or support any Licensing Claim or (ii) seek to avoid the observance or performance of any of the terms to be observed or performed under this Management Agreement (including, for the avoidance of doubt, Owner’s past or future payment to Manager of fees and expenses under this Management Agreement) as result of or with respect to any Licensing Claim. For the avoidance of doubt, Owner may respond to requests for information from any Governmental Authority with respect to Licensing Claims. Owner shall not have any indemnification obligations under Section 6.5 or otherwise with respect to Licensing Claims or any Losses arising from Licensing Claims.

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8.15         Tax Cooperation. Each of Owner and Manager shall provide the other with such assistance and non-privileged information relating to their respective businesses as may reasonably be requested in connection with the preparation of any Tax Return or the performance of any audit, examination or any other proceeding by any Governmental Authority, whether conducted in a judicial or administrative forum; provided, however, that the requesting party shall bear all reasonable costs and expenses associated with such request.

8.16         No Presumption Against Drafter. Each of the parties has jointly participated in the negotiation and drafting of this Management Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Management Agreement shall be construed as if drafted jointly by each of the parties, and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Management Agreement.

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IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first above written.

[∙]

By:
Name:
Title:

POSTAL REALTY MANAGEMENT TRS, LLC

By:
Name:
Title:

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